UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2010

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the Board of Directors (the “Board”) of LeapFrog Enterprises, Inc. (the “Company”) approved the appointment of Sarah A. Mason, age 34, as the Company’s Corporate Controller and principal accounting officer. Ms. Mason previously served as the Company’s Director of SEC Reporting and Technical Accounting since January 2009. Ms. Mason is taking over the role of principal accounting officer from Mark A. Etnyre, who was appointed as the Company’s Chief Financial Officer effective March 1, 2010. Prior to joining the Company, Ms. Mason served in varying financial-related capacities with LookSmart, Ltd., a publicly held search advertising network solutions company from March 2007 to January 2009, including most recently as the Assistant Controller. Prior to joining LookSmart, Ltd., Ms. Mason was the Director of Finance and Operations with Endurance Performance Training Centers, a privately held partnership, from 2004 to March 2007. Ms. Mason received her B.A. from Stanford University and is a certified public accountant. Ms. Mason is not related to any director or executive officer of the Company nor does she have relationships or transactions with the Company outside of her agreed-upon compensation and benefits.

In connection with her appointment as Corporate Controller and principal accounting officer, Ms. Mason’s annual base salary will be $200,000. Ms. Mason will also be eligible to earn an annual performance-based bonus for each Company fiscal year beginning with fiscal year 2010, with a target of 30% of her base salary for such fiscal year. Such bonuses will be determined in the discretion of the Board, based on personal performance and the Company’s performance, pursuant to objectives and other metrics established by the Board. Ms. Mason is also eligible to participate in the Company’s Senior Management Severance and Change in Control Benefit Plan, which provides that if Ms. Mason is terminated without cause or resigns for good reason (as defined in the Plan), she will receive severance payments based on her then-current base salary, and the Company will continue to pay for certain health benefits. In addition, under the Plan, if Ms. Mason’s employment is terminated without cause or resigns for good reason in connection with a change in control of the Company, severance payments will also include a payment based on her bonus target and acceleration of the vesting of outstanding equity awards held by Ms. Mason. In connection with Ms. Mason’s appointment, the Company has also agreed that it will recommend to the Compensation Committee of the Board that Ms. Mason be granted 10,000 restricted stock units under the Company’s 2002 Equity Incentive Plan, which will vest over four years, with 25% vesting on the first anniversary of the date of her appointment and the remainder vesting in equal monthly installments thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: March 19, 2010	By:	/s/ MARK A. ETNYRE
Mark A. Etnyre
Chief Financial Officer